UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2011 (August 23, 2011)
AMSURG CORP.
(Exact name of registrant as specified in charter)

Tennessee	000-22217	62-1493316
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)
(615) 665-1283
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 7, 2011, AmSurg Corp., a Tennessee corporation (“AmSurg”), and AmSurg Merger Corporation, a Delaware corporation and wholly-owned subsidiary of AmSurg (“Merger Sub”), entered into a Merger Agreement (the “Merger Agreement”) with National Surgical Care, Inc., a Delaware corporation (“NSC”), and Brazos GP Partners, LLC, a Delaware limited liability company (“Brazos”) solely in its capacity as the representative of the stakeholders of NSC.
     On August 23, 2011, AmSurg, NSC, AmSurg Holdings, Inc., a Tennessee corporation and wholly-owned subsidiary of AmSurg (“Holdings”), Merger Sub and Brazos entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) for the purposes of amending and restating the Merger Agreement.
     Under the terms of the Asset Purchase Agreement, Holdings will acquire substantially all the assets of, and assume substantially all of the liabilities of NSC, including the membership interests of NSC subsidiaries that serve as the general partners or managing members of 17 surgery centers affiliated with NSC (the “Acquisition”). The parties expect the Acquisition to close on or about September 1, 2011.
     The aggregate consideration payable pursuant to the Asset Purchase Agreement will be $135,000,000 (the “Consideration”), subject to adjustment based on, among other things, the levels of working capital of NSC at closing, and up to an additional $7,500,000 if the earnings before interest, taxes, depreciation and amortization of the purchased surgery centers exceed specified targets for 2012. Up to $500,000 of the Consideration will be deposited into an escrow account to fund any post-closing payments based upon differences between the estimated working capital and the actual working capital of NSC at closing, and $3,000,000 of the Consideration will be deposited into an escrow account to fund any indemnification claims made by Holdings pursuant to the Asset Purchase Agreement. The Consideration will be paid in cash.
     The Asset Purchase Agreement contains various representations and warranties and covenants by the parties thereto and related indemnification obligations, and may be terminated under certain circumstances. AmSurg and NSC have obtained the necessary consents and approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and from other third parties, including governmental regulatory authorities. Holdings may sell one NSC surgery center acquired in the Acquisition to the physician partners at the center following the closing of the Acquisition in order to comply with a change-in-control provision in the existing partnership agreement for the center.
     The foregoing summary of the Acquisition and the terms and conditions of the Asset Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is attached hereto as Exhibit 2.1 incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 2.1	Asset Purchase Agreement, dated as of August 23, 2011, by and among AmSurg Corp., National Surgical Care, Inc., AmSurg Holdings, Inc., and solely for the purposes of amending and restating the Merger Agreement, Brazos GP Partners, LLC, and AmSurg Merger Corporation *

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. AmSurg agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer, and Secretary (Principal Financial and Duly Authorized Officer)

Date: August 29, 2011

EXHIBIT INDEX

No.	Exhibit

Exhibit 2.1	Asset Purchase Agreement, dated as of August 23, 2011, by and among AmSurg Corp., National Surgical Care, Inc., AmSurg Holdings, Inc., and solely for the purposes of amending and restating the Merger Agreement, Brazos GP Partners, LLC, and AmSurg Merger Corporation*

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. AmSurg agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.